Exhibit 99.(a)(1)(E)

ON ASSIGNMENT, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

TO PURCHASE COMMON STOCK

ELECTION FORM

I have received On Assignment, Inc.’s Offer to Exchange Outstanding Options to Purchase Common Stock dated December 23, 2008 (the “Offer”), made available to holders of options to purchase Common Stock of On Assignment, Inc. (the “Company” or “On Assignment”), granted under its Restated 1987 Stock Option Plan (As Amended and Restated April 7, 2006) (Conformed to include First Amendment dated January 23, 2007, Second Amendment dated April 17, 2007, and Third Amendment dated December 11, 2008) (the “Plan”). Defined terms not explicitly defined herein shall have the same definitions as in the Offer.

Pursuant to the terms of the Offer, I elect to have one or more Eligible Option Grants held by me, as specified below, cancelled in exchange for a right to receive a reduced number of Restricted Stock Units at an exchange ratio set forth in Section 6 of the Offer. I hereby agree that, unless I withdraw or change my election before 5:00 p.m. Pacific Standard Time on January 22, 2009 (or a later Expiration Date if On Assignment extends the Offer), my election will be irrevocable, and, if accepted by On Assignment, such surrendered Eligible Option Grants will be cancelled in their entirety on January 22, 2009 (or a later Expiration Date if On Assignment extends the Offer). I understand that my right to Restricted Stock Units in exchange for Eligible Option Grants is subject to my continuous employment as more fully described in the Offer. I ALSO UNDERSTAND THAT ALL RESTRICTED STOCK UNITS IN EXCHANGE FOR ELIGIBLE OPTION GRANTS WILL BE SUBJECT TO VESTING. I understand that no matter how many options have already vested or remain to vest in my Eligible Option Grant, they will be exchanged for Restricted Stock Units that will vest as follows, subject to my continued employment with the Company through each applicable vesting date: 50% on January 22, 2011; 25% on January 22, 2012; and 25% on January 22, 2013.

To view a list of all your outstanding options, you can access your personal E*Trade account (www.etrade.com) provided by the Company.

I HEREBY ELECT TO TENDER AND AUTHORIZE THE COMPANY TO CANCEL, upon the terms and conditions stated in the Offer, the following Eligible Option Grant(s):

Option	Option	Option	Number of Option
Number	Grant Date	Exercise Price	Outstanding

☐	This Election Form is being submitted to replace a previously submitted Election Form or Notice of Withdrawal.

I acknowledge that I will have no right to exercise all or any part of the Eligible Option Grant(s) tendered herein after the date of this election (unless I withdraw or change this election in accordance with the terms of the Offer on or prior to the Expiration Date), and that such options will be cancelled as of January 22, 2009 (or a later Expiration Date if On Assignment extends the Offer). I acknowledge that I will have no further rights with regard to the Eligible Option Grant(s) tendered herein under any circumstances once cancelled.

I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with On Assignment. I agree that On Assignment has made no representations or warranties regarding the Offer or the future pricing of On Assignment stock, and that my participation in the Offer is purely voluntary and entered into at my own discretion.

Optionee Signature	Employee ID or Social Security Number

Optionee Name (Please print)	Date and Time

RETURN THIS ELECTION FORM TO REBECCA HELLER, ON ASSIGNMENT’S STOCK PLAN ADMINISTRATOR, NO LATER THAN 5:00 P.M. PACIFIC STANDARD TIME ON JANUARY 22, 2009, VIA HAND DELIVERY, INTEROFFICE MAIL OR FACSIMILE TO (877) 261-1870. IMPORTANT ADDITIONAL TERMS AND CONDITIONS DESCRIBED IN OUR “OFFER TO EXCHANGE” APPLY TO THIS PROPOSED EXCHANGE OFFER AND ARE AVAILABLE AT HTTP://WWW.INSIDEOA.COM OR HTTP://PORTAL/DEFAULT.ASPX. YOU SHOULD CAREFULLY REVIEW THESE MATERIALS IN THEIR ENTIRETY AND DISCUSS THEM WITH YOUR TAX, LEGAL AND INVESTMENT ADVISORS AS APPROPRIATE PRIOR TO ELECTING TO PARTICIPATE IN THIS OFFER. AFTER THE EXPIRATION DATE, YOUR ELECTION TO PARTICIPATE IN THE OFFER WILL BE IRREVOCABLE.

INSTRUCTIONS TO THE ELECTION FORM

1.                                     DELIVERY OF ELECTION FORM

A properly completed and executed original of this Election Form (or a facsimile of it) must be delivered to Rebecca Heller, On Assignment’s Stock Plan Administrator, at 26651 W. Agoura Road, Calabasas, California, 91302 via hand delivery, interoffice mail or facsimile to (877) 261-1870, on or before 5:00 p.m. Pacific Standard Time on January 22, 2009 (the Expiration Date).

THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

2.                                     WITHDRAWAL

You may withdraw this Election Form at any time before January 22, 2009, the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw at any time until the extended Expiration Date. To withdraw you must deliver a signed and dated Notice of Withdrawal to Rebecca Heller, On Assignment’s Stock Plan Administrator, in accordance with the instructions to the Notice of Withdrawal. You may not rescind your election to withdraw and any attempt to do so will thereafter be deemed not properly made for purposes of the Offer; you may, however, complete and deliver a new Election Form following the procedures described in these Instructions in order to elect to participate in the Offer. Upon receipt by the Company of such a new, properly filled out, signed and dated Election Form, any previously delivered Election Form or Notice of Withdrawal from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

3.                                     CHANGE OF ELECTION

As noted in the Offer, you may select individual Eligible Option Grants to be exchanged for a reduced number of Restricted Stock Units. You do not have to exchange all of your Eligible Option Grants, but for each Eligible Option Grant you do choose to exchange, you must exchange the entire outstanding, unexercised portion. You may change your mind about which Eligible Option Grants you would like to exchange at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may change your election regarding particular Eligible Option Grants you elected to exchange at any time until the extended Expiration Date. To change your election regarding any particular Eligible Option Grants you previously elected to exchange while continuing to elect to participate in the Offer with respect to one or more other Eligible Option Grants, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. You must indicate on the new Election Form that it replaces a previously submitted Election Form in the check box provided on the form. Upon receipt by the Company of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form will be disregarded in its entirety and will be considered replaced in full by the new Election Form. The Company will not accept any alternative, conditional or contingent exchanges. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the election to exchange your options, except as provided in the Offer. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your Eligible Option Grants have been cancelled. Your Eligible Option Grants that are accepted for exchange will not be cancelled until the Expiration Date.

4.                                     INADEQUATE SPACE

If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. You must print your name on, and sign, any attached schedules. Any attached schedules should be delivered with this Election Form, and will thereby be considered part of this Election Form.

5.                                     EXCHANGE OF ELIGIBLE OPTIONS

If you intend to exchange Eligible Option Grants through the Offer, you must complete the table on this Election Form by providing the option grant number, option grant date, exercise price, and the total number of options outstanding for each Eligible Option Grant that you intend to cancel and exchange for a reduced number of Restricted Stock Units. The information needed to complete this table is available by accessing your personal E*Trade account (www.etrade.com) provided by On Assignment.

The Company will not accept partial exchanges of individual Eligible Option Grants. Accordingly, you may exchange all or none of the unexercised, non-forfeited options covered by each Eligible Option Grant. The Company will exchange Restricted Stock Units for options covered by Eligible Option Grants surrendered according to the exchange ratios set forth in Section 6 of the Offer, subject to rounding as set forth therein.

6.                                     OTHER INFORMATION ON THIS ELECTION FORM

In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include your email address and your identification number, meaning either your employee identification or social security number.

7.                                     REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES

Any questions or requests for assistance, as well as requests for additional copies of the Offer or this Election Form should be directed to Rebecca Heller, On Assignment’s Stock Plan Administrator, at On Assignment, Inc. 26651 W. Agoura Road, Calabasas, California 92302, telephone number (818) 878-7900, email rebecca.heller@onassignment.com. Please note that we cannot and will not advise any holders of Eligible Option Grants as to their decision to participate or not to participate in the Offer.